Exhibit (d)(26)(f)

AMENDMENT TO SUB-ADVISORY BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

THIS AMENDMENT is made as of April 30, 2020, to the Sub-Advisory Agreement dated November 10, 2014 (the "Agreement"), between Transamerica Asset Management, Inc. (the "Investment Adviser") and Milliman Financial Risk Management LLC (the "Sub-Adviser").

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.The name of the fund Transamerica BlackRock Global Allocation Managed Risk – Balanced VP is changed to Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP effective May 1, 2020.

2.Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced as follows:

FUND	SUB-ADVISER COMPENSATION*
0.15% of the first $2 billion;**
Transamerica Morgan Stanley Global Allocation	0.14% over $2 billion up to $4 billion:
0.13% over $4 billion up to $6 billion;
Managed Risk – Balanced VP
0.12% over $6 billion up to $8 billion;

0.11% over $8 billion up to $10 billion; and
0.10% in excess of $10 billion.
0.15% of the first $2 billion;**
0.140% over $2 billion up to $4 billion:
Transamerica American Funds Managed Risk VP	0.13% over $4 billion up to $6 billion;
0.12% over $6 billion up to $8 billion;

0.11% over $8 billion up to $10 billion; and
0.10% in excess of $10 billion.
Transamerica Managed Risk - Conservative ETF VP	0.11% of the first $50 million;
0.09% from $50 million up to $250 million;
0.07% in excess of $250 million.***
Transamerica Managed Risk - Balanced ETF VP	0.11% of the first $50 million;
0.09% from $50 million up to $250 million;
0.07% in excess of $250 million.***
Transamerica Managed Risk - Growth ETF VP	0.11% of the first $50 million;
0.09% from $50 million up to $250 million;
0.07% in excess of $250 million.***

* As a percentage of average daily net assets on an annual basis.

**The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with the assets of Transamerica American Funds Managed Risk VP and Transamerica Morgan Stanley Global Allocation Managed Risk - Balanced VP.

***The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with the assets of Transamerica Managed Risk - Conservative ETF VP; Transamerica Managed Risk - Balanced ETF VP; and Transamerica Managed Risk - Growth ETF VP.

In all other respects, the Agreement dated November 10, 2014 is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed effective as of April 30, 2020.

TRANSAMERICA ASSET MANAGEMENT, INC.

By: /s/ Christopher A. Staples

Name: Christopher A. Staples

Title: Senior Vice President

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

By: /s/ Adam Schenck

Name: Adam Schenck

Title: Principal and Managing Director